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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 21, 2003, accompanying the Combined Statements of Assets Acquired and Liabilities Assumed of the Web Hosting and Professional Service Operating Assets Previously Used By Old AppliedTheory and Acquired By ClearBlue Technologies Management, Inc. to Operate the Carve-Out Businesses as of December 31, 2001 and 2000 and the Combined Statements of Revenue and Operating Expenses of the Web Hosting and Professional Service Operating Assets Previously Used By Old AppliedTheory and Acquired By ClearBlue Technologies Management, Inc. to Operate the Carve-Out Businesses for each of the three years in the period ended December 31, 2001, included in the Form 8-K/A of NaviSite, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of NaviSite, Inc. on Forms S-8 (File No's 333-89987, 333-67786, 333-67774, 333-56454, 333-56452 and 333-56478).


/s/ GRANT THORNTON LLP


New York, New York
February 21, 2003